Exhibit 99.1

                    CDEX INC. ANNOUNCES RECORD FY08 VALIMEDTM
               SALES/LEASES AND FORECASTS CONTINUED GROWTH IN FY09

ValiMed(TM) hospital client base doubles in FY08.


TUCSON, AZ and PARIS, France -- November 6, 2008 -- Following up on recent announcements related to global expansion, CDEX Inc. (OTCBB: CEXI) announces record ValiMed sales and more than doubling of its hospital client base in FY08, which ended October 31, with eleven ValiMed units sold or leased in the fourth quarter and, in addition, a backlog of orders. Going into FY09 with a backlog and a strong sales pipeline, CDEX projects that in the first six months of FY09 it will sell or lease over 25 new ValiMed units, continuing the trend of year-over-year growth.

The ValiMed Medication Safety and Narcotics Returns System improves patient safety by reducing medication errors, detecting harmful counterfeits, identifying narcotic diversion and training compounding medical personnel. Within seconds, ValiMed analyzes a medication's spectroscopic signature and concentration and returns a quantitative result, requiring no user interpretation (see the Medication Safety section of our web site, www.cdexinc.com).

"We are pleased with the continuing penetration of ValiMed into the U.S. healthcare market and the expansion of that market globally," said Malcolm Philips, CDEX CEO and Chairman. "We ended FY08 strong with an increase in the number of ValiMed units in the field, which not only increases sale and lease revenue, but also should contribute to a growing recurring revenue stream from service fees and the sale of supplies."

"Momentum is building," added Pascal Pouligny, VP and GM of the Medication Safety Division at CDEX. "Leading hospitals have adopted our technology and ValiMed has been cited by key national patient safety associations and organizations. This activity has resulted in an increasing number of requests for information and demonstrations of our system, translating into sales and leases. Indeed, we are benefiting from greater industry awareness about and critical acceptance of our Medication Safety Products."

"Our future plans are exciting," Pouligny continued. "First, we are introducing the next generation of ValiMed systems at the upcoming American Society of Health-System Pharmacists meeting in Orlando, Florida, in December. These new models and applications are flexible and designed to accommodate the varying requirements of our customers worldwide. Secondly, our strong U.S. sales pipeline should result in continued growth of our market share and branding of ValiMed as a standard of medication safety. Third, our international expansion should also continue in FY09 with the addition of new distributor geographies and opportunities related to co-development and marketing initiatives with key partners in Europe to customize our medication signatures offering for the ValiMed Systems. "

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"In light of our progress, we believe more sales and leases of ValiMed systems will occur in the first two quarters of FY09 than occurred in all of FY08," concluded Pouligny. (For more discussion listen to Mr. Pouligny's briefing in the Investor Section of our website at www.cdexinc.com.)

ABOUT CDEX

CDEX is a technology development company, currently manufacturing and globally distributing chemical detection products in the medication safety and security markets. The ValiMed(TM) product line provides life-saving validation of high-risk medications and returned narcotics. The ID(2) (TM) product line is a revolutionary new tool in the global battle against abuse of illegal drugs such as methamphetamine. CDEX expects to advance its patented technologies to serve additional markets and applications. To meet its plans, however, CDEX must raise additional funds as set forth from time to time in its SEC filings. For more information, visit www.cdexinc.com or contact Dale Jahr, Director of Investor Relations, (djahr@cdex-inc.com) at (605) 399-3617.

Any non-historical statements are forward-looking, as defined in federal securities laws, and generally can be identified by words such as "expects," "plans, " "may," "anticipates," "believes," "should," "intends," "estimates," and other similar words. These statements pose risks and uncertainties that cannot be predicted or quantified and, consequently, actual results may differ materially from those expressed or implied. Such risks and uncertainties include, without limitation, the effectiveness, profitability and marketability of products, the protection of intellectual property and proprietary information, and other risks such as those detailed from time-to-time in filings with the Securities and Exchange Commission. There is no obligation to publicly update any forward-looking statements.